Exhibit 21


                             Subsidiary Companies of
                           SOS Staffing Services, Inc.



Name of Subsidiary                                       State of Incorporation
------------------                                       ----------------------


Bedford Consultants, Inc.                                California

Computer Group, Inc.                                     Washington

Computer Professional Resources, Inc.                    Kansas

ServCom Staff Management, Inc.                           Utah

SOS Collection Services, Inc.                            Arizona

SOS Information Technology Company                       Utah

Wolfe & Associates, Inc.                                 New Mexico